UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2008, Workstream Inc. (the “Company”), Workstream Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Empagio Acquisition LLC (“Empagio”), and SMB Capital Corporation, a wholly-owned subsidiary of Empagio (“SMB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which SMB will merge with and into Merger Sub, whereupon the separate corporate existence of SMB will cease and Merger Sub will continue as the surviving corporation (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of both the Company and Empagio as well as the members of Empagio, upon the completion of the Merger the equity interests in SMB will be converted into up to 177,397,332 shares of Company common stock, representing approximately 75% of the Company’s outstanding common stock on a diluted basis following the Merger. It is expected that all stock options, warrants, convertible notes and other convertible securities in SMB will be cancelled or converted into SMB common stock prior to the closing of the Merger. The Merger Agreement contains a provision that would result in a return by Empagio’s equity holders of as many as 105,124,345 shares of Company common stock issued at closing if the SMB entities being acquired fail to achieve certain cash flow targets for the one-year period following closing. Under the terms of the Merger Agreement, 67,410,986 shares of Company common stock being issued at closing will be held in escrow to satisfy such obligation, if necessary.

The Merger Agreement also provides that the two largest equity holders of Empagio will enter into lock-up agreements pursuant to which they will not be permitted to transfer or otherwise dispose of their shares of Company common stock for 18 months following the closing of the Merger. Such holders will, however, receive certain registration rights pursuant to a registration rights agreement to be entered into at closing.

The Merger Agreement contains representations, warranties, and covenants of the Company, Merger Sub, Empagio and SMB, including, among others, a covenant that requires the parties (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period without the other party’s written consent. The Company and Empagio have also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay SMB a termination fee of $3,000,000 and Empagio and/or SMB will be required to pay the Company a termination fee of $5,000,000.

The Company has agreed to hold a special stockholders’ meeting as soon as reasonably practicable for the purpose, among others, of adopting the Merger Agreement and approving the Merger. Subject to the occurrence of certain events, the board of directors of the Company will recommend the adoption of the Merger Agreement and approval of the Merger.

In connection with the Merger, the Company also intends to seek stockholder approval in connection with its conversion from a Canadian corporation into a Delaware corporation (the “Redomestication”) and proposed reverse split of its common stock.

Consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the holders of Company’s common stock, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) the listing of the Company’s common stock to be issued at closing with Nasdaq. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party to the extent there is no material adverse effect, (ii) compliance of the other party with its covenants in all material respects, (iii) effectiveness of the Redomestication, (iv) the Company’s entering into agreements with the holders of its Special Warrants, including with respect to waiving certain rights of such holders under the Special Warrants, and (v) the Company’s maintenance of positive working capital.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Empagio or any of their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and by Empagio and SMB, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Empagio and SMB, on the other hand. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Merger Sub, Empagio or SMB at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Important Merger Information

In connection with the proposed Merger, the Company intends to file a proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed merger, stockholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the proxy statement, because they will contain important information about the proposed transaction, the Company and Empagio. A definitive proxy statement will be sent to holders of Company common stock seeking their approval of the proposed transaction.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC when available by contacting Tammie Brown at tammie.brown@workstreaminc.com or at (407) 475-5500. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company is available in the 2007 Annual Report on Form 10-K, filed with the SEC on August 24, 2007, and the proxy statement for the Company’s 2007 annual and special meeting of shareholders, filed with the SEC on October 19, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1 Merger Agreement dated as of February 12, 2008 by and among Workstream Inc., Workstream Merger Sub Inc., Empagio Acquisition LLC and SMB Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: February 15, 2008	By:	/s/ Deepak Gupta
Name: Deepak Gupta
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement dated as of February 12, 2008 by and among Workstream Inc., Workstream Merger Sub Inc., Empagio Acquisition LLC and SMB Capital Corporation.